EXHIBIT 99

This Form 4 is being filed by (i) Cortec Group GP, LLC, (ii) Cortec Management V, LLC, (iii) Cortec Group Fund V, L.P., (iv) Cortec Co-Investment Fund V, LLC, (v) Cortec Management V (Co-Invest), LLC, and (vi) Cortec Group Fund V (Parallel), L.P.

Cortec Management V, LLC is the managing general partner of Cortec Group Fund V, L.P. Cortec Group GP, LLC is the manager of Cortec Management V, LLC and Cortec Co-Investment Fund V, LLC. The manner in which the investments of Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC are held, including shares of common stock, and any decisions concerning their ultimate voting and disposition, are subject to the control of Cortec Group GP, LLC, as manager of Cortec Management V, LLC and Cortec Co-Investment Fund V, LLC. The managers of Cortec Group GP, LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz, Michael E. Najjar, Jeffrey R. Shannon and Jonathan A. Stein. A vote of such managers holding at least 66 2/3% of Cortec Group GP, LLC is required to approve actions on behalf of Cortec Group GP, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC. As a result, none of the managers of Cortec Group GP, LLC has direct or indirect voting or dispositive power with respect to such shares of common stock held by Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC.

Cortec Management V (Co-Invest), LLC is the general partner of Cortec Group Fund V (Parallel), L.P. The manner in which the investments of Cortec Group Fund V (Parallel), L.P. are held, including shares of common stock, and any decisions concerning their ultimate voting and disposition, are subject to the control of Cortec Management V (Co-Invest), LLC. The managers of Cortec Management V (Co-Invest), LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz, R. Scott Schafler and Michael E. Najjar. A majority vote of such managers is required to approve actions with respect to shares of common stock held by Cortec Group Fund V (Parallel), L.P. As a result, none of the managers of Cortec Management V (Co-Invest), LLC has direct or indirect voting or dispositive power with respect to such shares of common stock held by Cortec Group Fund V (Parallel), L.P.

As Cortec Group Fund V (Parallel), L.P. is required by the terms of its limited partnership agreement to dispose of its equity investments in the same manner and at the same time as Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC, John T. Miner and Allison S. Klazkin may only dispose of their respective equity investments in the same manner and at the same time as Cortec Group Fund V, L.P., Cortec Management V, LLC, as managing general partner of Cortec Group Fund V, L.P. may also be deemed to have beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), over the shares of common stock held by Cortec Group Fund V (Parallel), L.P., Cortec Co-Investment Fund V, LLC, John T. Miner and Allison S. Klazkin. Cortec Group GP, LLC, as manager of Cortec Management V, LLC may also be deemed to have beneficial ownership in accordance with Rule 13d-3 of the Exchange Act, over the shares of common stock held by Cortec Group Fund V (Parallel), L.P., John T. Miner and Allison S. Klazkin.  A vote of such managers holding at least 66 2/3% of Cortec Group GP, LLC is required to approve actions on behalf of Cortec Group GP, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P.  As a result, none of the managers of Cortec Group GP, LLC has direct or indirect voting or dispositive power with respect to shares of common stock held by Cortec Group Fund V (Parallel), L.P., John T. Miner and Allison S. Klazkin.

Each of the managers of Cortec Group GP, LLC and Cortec Management V (Co-Invest), LLC disclaims beneficial ownership of the shares of common stock beneficially owned by such entities. Each of the managers of Cortec Group GP, LLC, Cortec Group GP, LLC and Cortec Management V, LLC disclaims beneficial ownership of the shares of common stock held by John T. Miner and Allison S. Klazkin.

The shares of common stock of the Issuer held by John T. Miner and Allison S. Klazkin are not included in this Form 4 because the Reporting Persons have no pecuniary interest (as defined in Rule 16a-1(a)(2) of the Exchange Act) in the shares held by John T. Miner and Allison S. Klazkin.